Exhibit 10.1

Determination of Performance Goals for CEO to Earn Two Restricted Stock Grants

On October 26, 2004, the Compensation Committee set performance goals for BankUnited’s CEO to earn two restricted stock grants made to him under the 2002 Plan on that date. The goals for the first restricted stock grant of 25,000 shares of Series B Preferred Stock consists of measures of total assets, total deposits, diluted earnings per share, residential and consumer loan production, net income and total loan balances to be achieved for, or by the end of, the six-month period ending March 31, 2005. The goals also included measures for non-performing assets as a percent of total assets to be achieved for the same six-month period. The CEO is eligible to earn up to the full number of shares subject to the grant, depending upon whether the goals are achieved and the level of achievement. The goal for the second restricted stock grant of 25,000 shares of Series B Preferred Stock consists of a target for total assets to be reached by September 30, 2005. The Compensation Committee’s evaluation of the performance goals may consider and adjust results in light of acts of God, legal or regulatory changes, and unusual or non-recurring events not assumed at the time the goals were set. In addition, the Compensation Committee may grant additional bonuses and awards to any executive officer based on criteria in its discretion.

Increase in Fiscal 2005 Cash Fees to be paid to Audit Committee and Compensation Committee Members

BankUnited’s Board of Directors in October 27, 2004 approved an increase in the annual cash retainer to be paid to members of the Audit Committee to $18,000 for fiscal 2005, an increase in the annual cash retainer to be paid to members of the Compensation Committee to $8,400 for fiscal 2005 and an additional annual retainer of $4,000 to be paid to the Chairman of the Compensation Committee for serving in such capacity.

Determination of Performance Goals for CEO to Earn Annual Bonus for the Fiscal Year Ending September 30, 2005

On December 14, 2004, the Compensation Committee set performance goals for BankUnited’s CEO to earn an annual bonus for the fiscal year ending September 30, 2005. The goals consist of targets for diluted earnings per share, core deposits, total deposits, total assets, consumer and residential loan production, total loan balances, net income, return on equity, credit quality and the number of branches to be opened for business for, or by the end of, the fiscal year. The CEO is eligible to earn up to $1,000,000 for fiscal year 2005, depending upon whether the goals are achieved, and the level of achievement of the goals. The Compensation Committee’s evaluation of the performance goals may consider and adjust results in light of acts of God, legal or regulatory changes, and unusual or non-recurring events not assumed at the time the goals were set. In addition, the Compensation Committee may grant additional bonuses and awards to any executive officer based on criteria in its discretion.

Determination of Performance Goals for COO to Earn Annual Bonus for the Fiscal Year Ending September 30, 2005

On December 14, 2004, the Compensation Committee set performance goals for BankUnited’s COO to earn an annual bonus for the fiscal year ending September 30, 2005. The goals consist of targets for diluted earnings per share, net income, non-interest bearing deposits, return on equity, income from investment services, core deposits, total deposits, total loan balances, operating expense growth, consumer loan production, retail loan production, wholesale loan production, credit quality, branches to be opened for business, growth in non-interest income and total assets for, or by the end of, the fiscal year. The goals also include targets for performance ratings on examinations of BankUnited by bank regulatory authorities. The COO is eligible to earn up to $450,000 for fiscal year 2005, depending upon whether the goals are achieved, and the level of achievement of the goals. The Compensation Committee’s evaluation of the performance goals may consider and adjust results in light of acts of God, legal or regulatory changes, and unusual or non-recurring events not assumed at the time the goals were set. In addition, the Compensation Committee may grant additional bonuses and awards to any executive officer based on criteria in its discretion.